UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 16, 2017

MABVAX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31265	93-0987903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11535 Sorrento Valley Rd., Suite 400
San Diego, CA 92121
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 259-9405

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 3.01
Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 16, 2017, MabVax Therapeutics Holdings, Inc. (the “Company”) received a letter from the Listing Qualifications Department of the NASDAQ Stock Market (the “Staff”) notifying the Company that the stockholders’ equity of $86,814 as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, was below the minimum stockholders’ equity of $2,500,000 required for continued listing on the NASDAQ Capital Market as set forth in NASDAQ listing rule 5550(b)(1) (the “Rule”). The decline in the Company’s stockholders’ equity was largely a result of planned expenditures related to Phase 1 clinical trials of the Company’s therapeutic antibody MVT-5873 and the PET diagnostic imaging product MVT-2163. A total of 50 patients with locally advanced or metastatic pancreatic cancer were treated with MVT-5873 or imaged with MVT-2163. The phase 1 trial results from both studies were presented in June of 2017. Results from both trials were highly encouraging demonstrating early safety, specificity for the target and a potential efficacy signal. The lead development program, the radioimmunotherapy product MVT-1075, has just entered the clinic in a phase 1 dose escalation safety trial. While all trials were completed on time and within budget, clinical expenses exceeded the capital that was raised to perform the studies. The Company was unable to leverage the successful phase 1 trial results and raise the necessary capital to maintain stockholders’ equity sufficiently early enough before the quarter ended June 30, 2017.

The Company has been provided 45 calendar days, or until September 30, 2017, to submit a plan (the “Plan”) to regain compliance with the Rule. If the Plan is accepted, the Staff may grant an extension of up to 180 calendar days from the date of the notification letter (the “Maximum Extension”) to evidence compliance with the Rule.

While the Company is exercising diligent efforts to maintain the listing of its common stock on NASDAQ, and intends to timely provide NASDAQ with its Plan to regain compliance with the Rule, there can be no assurance that the Staff will accept the Plan or that if the Plan is accepted, the Maximum Extension will be granted or that the Company will be able to regain compliance with the Rule.

In the event the Plan is not accepted or the Company fails to demonstrate compliance during the extension period, the Company expects the Staff to provide written notification to the Company that its securities will be delisted from the NASDAQ Capital Market (a “Delisting Notice”). If the Company receives a Delisting Notice, the Company may appeal the Staff’s determination to delist its securities to a Hearings Panel.

ITEM 7.01
REGULATION FD DISCLOSURE.

On August 22, 2017, the Company issued a press release announcing the closing of $1.3 million registered direct offering, engaging an advisory bank to explore strategic alternatives, and the receipt of a letter from the NASDAQ Capital Market giving the Company notice that the Company was below the minimum stockholders’ equity of $2,500,000 required for continued listing on the NASDAQ Capital Market as set forth in NASDAQ listing rule 5550(b)(1). The press release is attached hereto as Exhibit 99.1.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

ITEM 9.01
FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

The exhibit listed in the following Exhibit Index is furnished with this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press Release dated August 22, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MABVAX THERAPEUTICS HOLDINGS, INC.

Dated: August 22, 2017	/s/ J. David Hansen
J. David Hansen
President and Chief Executive Officer